UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________________________________
 FORM 8-K
_______________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 21, 2015
_______________________________________________
Perrigo Company plc
(Exact name of registrant as specified in its charter)
_______________________________________________

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	-
(Address of principal executive offices)	(Zip Code)

+353 1 7094000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The press release and presentation referenced below in item 8.01 include certain previously non-public financial information, some of which may be considered material.

Item 8.01 Other Events.

On April 21, 2015, Perrigo Company plc (the “Company”) issued a press release announcing that the Company’s board unanimously rejected the unsolicited indicative proposal from Mylan N.V. and made available a related investor presentation. Copies of the press release and the investor presentation are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

The Directors of Perrigo Company plc accept responsibility for the information contained in this document. To the best of their knowledge and belief (having taken all reasonable care to ensure such is the case), the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

A person interested in 1% or more of any class of relevant securities of Perrigo Company plc or Mylan N.V. may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules.

Exhibits 99.1 and 99.2 contain certain non-GAAP measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of income, balance sheets or statements of cash flows of the company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of Operating income to adjusted Operating income within Exhibit 99.1, and has provided reconciliations of Cost of sales, Gross profit, Operating expenses, Operating income, Interest expense, net, Other expense, net, Income (loss) before income taxes, Income tax expense (benefit), Net income (loss), Diluted weighted average shares outstanding, and Earnings per share within Exhibit 99.2 to the most directly comparable U.S. GAAP measures for these non-GAAP measures. Additionally, Exhibit 99.2 contains a reconciliation of organic and inorganic net sales to U.S. GAAP net sales.

The Company excludes the items listed below in the applicable period when monitoring and evaluating the on-going financial results and trends of its business, and believes that presenting operating results excluding these items is also useful for investors, since it provides important insight into the Company's on-going core business operations on a normalized basis. Management uses adjusted financial data such as adjusted gross profit and adjusted operating margin for planning and forecasting in future periods, including trending and analyzing the core operating performance of the Company’s business from period to period without the effect of the non-core business items indicated. Management also uses adjusted financial data to prepare operating budgets and forecasts and to measure the Company’s performance against those budgets and forecasts on a corporate and segment level.

Items excluded from reported results:

•	Amortization of acquired intangible assets related to business combinations and asset acquisitions

•	Acquisition and integration-related charges

•	Restructuring charges related to completed business acquisitions and for organizational improvements

•	Loss contingency accrual

•	Write-off of in process research and development costs

•	Litigation settlements

•	Adjustments of contingent consideration to fair value

•	Escrow settlement

•	Inventory step-ups

•	Intangible asset impairments

•	Fixed asset impairments

•	Loss on asset exchange

•	Proceeds from sale of pipeline development projects

•	Note receivable impairment

•	R&D payment made in connection with collaborative arrangement

•	Financing charges and extinguishment of debt incurred in connection with financing a complete acquisition

•	Losses on derivatives associated with hedging an acquisition's foreign currency-denominated purchase price

•	Equity method investment losses

•	Income from transfer of rights agreement

•	The weighted average effect of shares issued to finance an acquisition

•	Investment distribution

Calendar 2015 guidance:

Non-GAAP guidance for calendar 2015 excludes amortization of intangibles, restructuring, and unusual litigation charges, along with transaction and financing costs related to the Omega Pharma Invest NV (“Omega”) acquisition.  At this time, a reconciliation to U.S. GAAP guidance measures for calendar 2015 is not available without unreasonable effort.  The Company expects that the unavailable reconciling items, which primarily include the amortization of intangibles and non-cash charges related to Omega, along with other expenses not related to our core operations, which may be related to the integration of Omega, the Company’s change in fiscal year and a recent indication of interest for the acquisition of the Company, could significantly impact its financial results.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 99.1	Press Release issued by Perrigo Company plc, dated April 21, 2015.
Exhibit 99.2	Investor Presentation, dated April 21, 2015.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY PLC
(Registrant)

	By:	/s/ Judy L. Brown
Dated: April 21, 2015		Judy L. Brown
Executive Vice President and
Chief Financial Officer
(Principal Accounting and Financial Officer)

Exhibit Index

Exhibit 99.1	Press Release issued by Perrigo Company plc, dated April 21, 2015.
Exhibit 99.2	Investor Presentation, dated April 21, 2015.